Exhibit 99.1

March 30, 2015

Omar Akram, Officer, President and CFO

Directors of the Board

Adaptive Medias, Inc.

16775 Von Karman Ave, Suite 240

Irvine, CA 92606

RE: Resignation from Board of Directors

Dear Omar and Board of Directors,

In Accordance with the Adaptive Medias Bylaws, I hereby resign from the Board of Directors effective immediately, March 30, 2015. I can no longer fulfill my duties due to time constraints and personal reasons.

Sincerely,

/s/ Bruce Wiseman

Bruce Wiseman